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                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ]  Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ]  Definitive Proxy Statement
[X]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to 240.14a-11(c) or 240.14a-12

                                  SAFEWAY, INC.
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                (Name of Registrant as Specified In Its Charter)

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    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[ ]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------

     (5)  Total fee paid:

        ------------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

        ------------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------

     (3)  Filing Party:

        ------------------------------------------------------------------------

     (4)  Date Filed:

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                                 Safeway Inc.

                            To Participants in the

                             Safeway 401(k) Plan
                         Safeway 401(k) Savings Plan
              The Vons Companies, Inc. Pharmacists' 401(k) Plan
 The Dominick's Finer Foods, Inc. 401(k) Retirement Plan for Union Employees

        As a participant (or a beneficiary with an account) in any of the 401(k) plans listed above, you have the right to direct the appropriate 401(k) Plan Trustee to vote the shares of Safeway Inc. Common Stock held in your 401(k) Plan account through your investment in the 401(k) Plan's Company Stock Fund. The vote will take place at the Annual Meeting of Stockholders of Safeway Inc. to be held on May 15, 2003. For your information, an Annual Report, Proxy Statement and proxy card are enclosed.

        To direct the 401(k) Plan Trustee as to how to vote your 401(k) Plan shares, you may vote by completing and returning the enclosed proxy card, or you may vote by telephone or electronically through the Internet. If you use the proxy card, a postage-paid return envelope is enclosed for your use in returning your completed, signed and dated proxy card.

        Your votes are transmitted to the 401(k) Plan Trustee as your voting directions. The 401(k) Plan Trustee will hold your voting directions in confidence and will not divulge or release specific information regarding your instructions to any person, including officers or employees of Safeway or its subsidiaries, except to the extent required by law.

        If you also own shares of Safeway Common Stock that are held of record in your name outside a 401(k) Plan (such as shares you purchased through the Employee Stock Purchase Plan), your vote will apply to both the shares held in your 401(k) Plan account as well as those shares you own outside the 401(k) Plan that are held in your name.

        If your completed proxy is not received by May 9, 2003, the 401(k) Plan Administrator will direct the 401(k) Plan Trustee as to how to vote only the shares of Common Stock held in your 401(k) Plan account. However, the 401(k) Plan Trustee will not vote any shares that you own outside the 401(k) Plan (such as shares you purchased through the Employee Stock Purchase Plan).